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EXHIBIT 23.4   CONSENT OF KPMG PEAT MARWICK LLP FOR FIRST SOURCE BANCORP, INC.

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EXHIBIT 23.4  CONSENT OF KPMG PEAT MARWICK LLP FOR FIRST SOURCE BANCORP, INC.



                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------



               The Board of Directors
               First Source Bancorp, Inc.:

               We consent to incorporation by reference in the registration statement filed on Form S-4, dated September 17, 1998, of our report dated February 6, 1998, relating to the consolidated statements of financial condition of First Savings Bank, SLA and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the December 31, 1997 Annual Report on form 10-K of First Source Bancorp, Inc., incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the registration statement.


                                             /S/ KPMG PEAT MARWICK LLP



               Short Hills, New Jersey
               September 16, 1998